UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 31, 2006


                             NEXTWAVE WIRELESS INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                      000-51958                20-5361360
(State or other jurisdiction of       (Commission             (I.R.S. employer
         incorporation)               file number)           identification no.)



               12670 HIGH BLUFF DRIVE, SAN DIEGO, CALIFORNIA 92130 (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (858) 480-3100

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 31, 2006, NextWave Wireless Inc. ("NextWave") and Go Acquisition Corp., a wholly-owned subsidiary of NextWave ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Go Networks, Inc. ("Go") to acquire all of the outstanding capital stock of Go. Pursuant to the Merger Agreement, Merger Sub will merge with and into Go (the "Merger"), with Go surviving as a wholly-owned subsidiary of NextWave. The merger consideration consists of approximately $13.3 million in cash to be paid at closing and up to $25.7 million in shares of common stock of NextWave to be paid upon the achievement of certain milestones relating to the sale of Go's WiFi base station products (the "Milestones") before the 18 month anniversary of the closing date. The cash consideration to be paid at closing includes $1.7 million to be placed in escrow for 9 months, which will be available to compensate NextWave for any losses it may incur as a result of any breach of the representations and warranties or covenants of Go contained in the Merger Agreement. NextWave will also assume Go's existing obligations totaling approximately $7.460 million, of which $1.33 million will be paid at closing and the balance will remain in place following the merger. Effective upon consummation of the Merger, NextWave will adopt the Go Networks, Inc. Employee Stock Bonus Plan to provide Go employees with shares of NextWave common stock having an aggregate value of up to $5 million, dependent on the achievement of the Milestones described above, as an inducement for such employees to join the NextWave group and continue with the business following the Merger.

         The Board of Directors of each of NextWave and Go has unanimously approved the Merger Agreement. In addition, Go has obtained the requisite stockholder approval for the transactions contemplated by the Merger Agreement. The Merger Agreement contains customary representations, warranties and covenants made by the parties to each other. Go's covenants include that (i) Go will conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) Go will not engage in certain kinds of transactions during such period, and (iii) Go will not solicit proposals or enter into negotiations relating to or concerning alternative business combination transactions. Consummation of the Merger is subject to customary closing conditions, which NextWave expects will be satisfied during the first quarter of 2007.

         The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

         On January 3, 2007, NextWave issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

         Pursuant to the Merger Agreement, and subject to the consummation of the Merger, NextWave has agreed to issue shares of NextWave common stock with an aggregate value of up to approximately $25.7 million as contingent merger consideration. The precise value of the shares to be issued will depend on the performance of Go relative to the Milestones established in the Merger Agreement, and the precise number of shares of NextWave common stock to be issued in the Merger will be determined based on an average trading price for


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the shares preceding the date of issuance. These shares will be issued pursuant to the Merger Agreement in a private placement and without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to
Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto ("Regulation D") and Regulation S of the Securities Act ("Regulation S"), as applicable. The exemption from registration pursuant Regulation D was based on, among other things, the number of securityholders of Go who reside in the United States and would be deemed "purchasers" under Rule 506 of Regulation D. The exemption from registration pursuant to Regulation S was based on, among other things, the fact that certain securityholders of Go are not "U.S. persons," as that term is defined under Regulation S, and that such securityholders are not acquiring the shares for the account or benefit of a U.S. person. NextWave has agreed to file a registration statement with respect to the resale of such shares of common stock on or prior to the one-year anniversary of the closing of the Merger (the first date on which the former Go shareholders will be eligible to receive Milestone shares).


ITEM 7.01.  REGULATION FD DISCLOSURE.

         On January 3, 2007, NextWave issued a press release announcing the execution of the Merger Agreement in connection with the planned acquisition of Go as described under Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1.

         On January 3, 2007, NextWave also issued a second press release announcing that its common stock has been approved for listing on The Nasdaq Global Market under the ticker symbol "WAVE." A copy of the press release is furnished herewith as Exhibit 99.2.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 2.1 Agreement and Plan of Merger, dated as of December 31, 2006, by and among NextWave Wireless Inc., Go Acquisition Corp., Go Networks, Inc. and Nechemia J. Peres, as stockholder representative.

Exhibit 99.1      Press Release, dated January 3, 2007 regarding the Go Merger.

Exhibit 99.2 Press Release, dated January 3, 2007 regarding listing on The Nasdaq Global Market.







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 3, 2007

                                         NEXTWAVE WIRELESS INC.


                                         By:  /s/  Frank A. Cassou
                                              ----------------------------------
                                              Frank A. Cassou
                                              Executive Vice President and
                                              Chief Legal Counsel



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                                  EXHIBIT INDEX

Exhibit 2.1 Agreement and Plan of Merger, dated as of December 31, 2006, by and among NextWave Wireless Inc., Go Acquisition Corp., Go Networks, Inc. and Nechemia J. Peres, as stockholder representative.

Exhibit 99.1      Press Release, dated January 3, 2007 regarding the Go Merger.

Exhibit 99.2 Press Release, dated January 3, 2007 regarding listing on The Nasdaq Global Market.










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